Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to
18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Ares Capital Corporation (the “Company”) for the quarter ended June 30, 2023 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), R. Kipp deVeer, as Chief Executive Officer of the Company, and Penni F. Roll, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

1.    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: July 25, 2023

/s/ R. KIPP DEVEER
R. Kipp deVeer Chief Executive Officer (principal executive officer)

Date: July 25, 2023

/s/ PENNI F. ROLL
Penni F. Roll Chief Financial Officer (principal financial officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Ares Capital Corporation and will be retained by Ares Capital Corporation and furnished to the Securities and Exchange Commission or its staff upon request.